                                                                    Exhibit 3.37

              OPERATING AGREEMENT OF ISLE OF CAPRI BETTENDORF, L.C.
              -----------------------------------------------------
                       an Iowa limited liability company
                       ---------------------------------

          THIS OPERATING AGREEMENT is executed, effective as of the 20th day of December, 1999, by and between Isle of Capri Bettendorf, L.C., an Iowa limited liability company (the "Company") and Lady Luck Gaming Corporation, its sole member.

                                    ARTICLE I
                                    ---------

                                    Formation
                                    ---------

          1.1. Organization. Pursuant to the provisions of Iowa Code Chapter
               ------------
490A, the Company shall be formed as an Iowa limited liability company. The Articles of Organization of the Company to be filed with the Iowa Secretary of State are attached hereto as Exhibit "A".

          1.2. Principal Place of Business. The principal place of business of
               ---------------------------
the Company shall be 1777 Lady Luck Parkway, Scott County, Bettendorf, Iowa.

          1.3. Registered Office and Registered Agent. The registered office and
               --------------------------------------
registered agent of the Company shall be:

          Curtis E. Beason
          220 North Main
          Suite 600
          Davenport, IA 52801

          1.4. Member. The name and address of the initial member (the "Member")
               ------
and its address, initial capital contributions and membership interests (hereafter the "Membership Interest") in the Company are set forth on Exhibit "B" attached hereto.

          1.5. Purpose. The purpose of the Company shall be to engage in any
               -------
lawful business permitted by the Iowa Limited Liability Company Act.

                                   ARTICLE II
                                   ----------

                              Capital Contributions
                              ---------------------

          2.1. Initial Capital. The initial capital of the Company shall be
               ---------------
contributed to the Company by the Member, as set forth on Exhibit "B". The Company and the Member acknowledge the receipt of the initial capital contributions by said Member.

          2.2. No Interest. The Member shall not receive any interest on capital
               -----------
contributions to the Company.

          2.3. Capital Accounts. A separate capital account shall be maintained
               ----------------
for the Member. The Member's capital account shall be increased by:

          (i)  the amount of capital contributed by the Member to the Company;

          (ii) the net profits distributed to the Member.

The Member's capital account shall be decreased by:

          (i)  the amount of money distributed to the Member by the Company;

          (ii) the fair market value of the property distributed to the Member by the Company;

          (iii)the amount of net losses allocated to the Member.

          2.4. Membership Certificates. A Member's interest in the Company may
               -----------------------
be represented by a Certificate of Membership, the contents of which shall be determined by the Member.

          2.5. Additional Funds. If, at any time hereafter, the Company shall be
               ----------------
in need of additional funds for working capital purposes, the Member may be required to make additional capital contributions to the Company.

                                   ARTICLE III
                                   -----------

                              Accounting and Taxes
                              --------------------

          3.1. Distributions. All distributions of cash and other property shall
               -------------
be made to the Member. All distributions shall be made in such amounts and at such times as may be determined by the Manager. The Manager may establish reasonable reserves which may be necessary to provide funds for improvements, contingencies or working capital of the Company from time to time. No distribution shall be made if the distribution would leave the Company unable to pay its debts as they become due in the usual course of its business or the Company's total assets would be less than the sum of its total liabilities.

          3.2. Loans to Company. Nothing herein shall prevent the Member from
               ----------------
making any secured or unsecured loan to the Company by agreement with the Company.

          3.3. Taxes. The Manager shall cause the preparation and timely filing
               -----
of all tax returns required to be filed by the Company pursuant to the Internal Revenue Code and all other tax returns required by each jurisdiction in which the Company does business. Copies of all such returns, or the pertinent information therefrom, shall be furnished to the Member at its written request.

          3.4. Fiscal Year. The fiscal year of the Company shall end on the last
               -----------
Sunday in April of each year.

                                   ARTICLE IV
                                   ----------

                                   Management
                                   ----------

          4.1. Management. The business affairs of the Company shall be
               ----------
conducted by a manager. The initial manager shall be Isle of Capri Casinos, Inc.

          4.2. Power of Manager. Without limiting the generality of the
               ----------------
foregoing, the Manager, shall have the following powers:

          (a) To acquire, hold and dispose of any real or personal property or interest therein at such price and upon such terms and conditions as the Manager may deem appropriate;

          (b) To borrow money on behalf of the Company and as security therefor to encumber any or all of the Company's property to secure the repayment of the sums borrowed;

          (c) To purchase liability and other insurance to protect the Company's property and business;

          (d) To invest any Company's funds in bank accounts, time deposits, certificates of deposit, commercial paper or other investments and otherwise to conduct the Company's banking activities;

          (e) To sell, exchange, convey or otherwise dispose of some or all of the Company's assets;

          (f) To execute on behalf of the Company, all contracts, instruments and documents, including without limitation, checks, drafts, notes and other negotiable instruments, mortgages, deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company's property, assignments, bills of sale, leases, deeds and other instruments or documents necessary, in the sole opinion of the Manager for the operation of the business of the Company;

          (g) To employ accountants, legal counsel, agents and other employees to perform services for the Company and to compensate them from Company funds;

          (h) To enter into all other contracts or agreements on behalf of the Company to carry out the business of the Company;

          (i) To declare and pay distributions to the Member, as provided herein;

          (j) To do and perform all other acts as may be necessary or appropriate for the conduct of the Company's business which are not inconsistent with applicable law or this Operating Agreement.

          4.3. No Exclusive Duty to Company. The Manager shall exercise its
               ----------------------------
business judgment in the management of the business, operations and affairs of the Company. The Manager shall not be required to devote all of its business time to the affairs of the management of the Company and will have other business interests and activities in addition to those of the Company.

          4.4. Manager's Liability. The Manager shall not be liable to the
               -------------------
Company or any Member for any loss suffered by the Company or a Member which arises out of any act or omission by the Manager in the exercise of its judgment in managing the affairs of the Company's business; however, this provision shall not eliminate or limit the liability of the Manager for:

          (i) breach of the Manager's duty of loyalty to the Company or its Member;

          (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

          (iii)transactions from which the Manager derives an improper personal benefit or a wrongful distribution in violation of Iowa Code
               Section 490A.807

          4.5. Indemnification of Manager. The Manager shall be indemnified by
               --------------------------
the Company to the full extent authorized by the law.

          4.6. Agents. The Manager may delegate a portion of its day to day
               ------
management responsibilities to an agent or agents and such agents shall have the authority to contract for, negotiate on behalf of and otherwise represent the interests of the Company, as so authorized by the Manager.

                                    ARTICLE V
                                    ---------

                        Rights and Obligations of Member
                        --------------------------------

          5.1. Limitation on Liability. No Member shall be personally liable for
               -----------------------
any debts or liabilities of the Company beyond the Member's initial capital contribution to the Company, except those obligations which have been specifically guaranteed in writing by the Member.

          5.2. Fiduciary Obligation. The Member shall have no fiduciary
               --------------------
obligation, including any obligation to make other opportunities available, to the Company.

                                   ARTICLE VI
                                   ----------

                                     Meetings
                                     --------

          6.1 Meetings. Meetings shall be held at the Company's principal office
              --------
at the time and date as may be established from time to time. Meetings may be called for any purpose.

          6.2. Actions Without Meeting. All actions required or permitted to be
               -----------------------
taken at a meeting of the Member may be taken without a meeting if the action is evidenced by a written consent describing the action taken and signed by the Member for filing in the Company's records.

                                   ARTICLE VII
                                   -----------

                           Dissolution and Termination
                           ---------------------------

          7.1. Events of Dissolution. The Company shall be dissolved upon the
               ---------------------
occurrence of any of the following events:

          (i)  When the period fixed for the duration of the Company expires;

          (ii) Upon the approval of the Member;

          (iii)Upon the expulsion, bankruptcy or dissolution of the Member; or

          (iv) By the entry of a decree of judicial dissolution.

          7.2. Winding Up and Distribution. After the occurrence of an event
               ---------------------------
causing the dissolution of the Company, the Company shall wind up the Company's affairs. Upon the winding up of the Company's affairs, the assets of the Company shall be distributed in the manner provided by law. Upon the completion of the winding up of the Company, articles of dissolution shall be delivered to the Iowa Secretary of State. Thereafter, the existence of the Company shall cease.

          7.3. Non-Liability on Dissolution. Except as otherwise provided by
               ----------------------------
law, upon dissolution the Member shall look solely to the assets of the Company for the return of capital contributions. The Member shall not be required to restore any deficit in its capital account and any deficit in any capital account shall not be treated as an asset of the Company. The winding up of the affairs of the Company and the distribution of its assets shall be conducted by the Manager.

                                  ARTICLE VIII
                                  ------------

                                   Amendments
                                   ----------

          Amendments may be made to this Operating Agreement or to the Articles of Organization of the Company by the affirmative vote of the Member. A proposed amendment to this Operating Agreement or to the Articles of Organization shall be sent to the Member, by certified mail return receipt requested, at least ten
(10) days prior to any meeting called for the purpose of considering such amendment. Any amendment which is approved by the Member shall become effective at the time of approval. No amendment to the Articles of Organization or this Operating Agreement may reduce or increase the Member's Membership Interest in the Company without the Member's consent.

                                   ARTICLE IX
                                   ----------

                            Miscellaneous Provisions
                            ------------------------

          9.1. Notices. Any notice, demand or communication required or
               -------
permitted to be given under any provision of this Operating Agreement shall be deemed to have been given if the same is sent, postage prepaid, addressed to the Member at the address as it appears in the Company's records. Any such notice shall be deemed to have been given at the time of mailing.

          9.2. Applicable Law. This Operating Agreement shall be governed and
               --------------
construed by the laws of the State of Iowa and by the Iowa Limited Liability Company Act.

          9.3. Further Assurances. The Member hereby agrees to execute such
               ------------------
other and further statements, designation, powers of attorney and other instruments necessary to comply with laws, rules or regulations governing the Company.

          9.4. Severability. If any provision of this Operating Agreement shall
               ------------
be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement shall not be affected and shall be enforceable to the fullest extent permitted by law.

          9.5. Creditors. None of the provisions of this Operating Agreement
               ---------
shall be for the benefit of or enforceable by any creditor of the Company.

          9.6. Separate Counterparts. This Operating Agreement may be executed
               ---------------------
in separate counterparts.

          IN WITNESS WHEREOF, the undersigned hereby agrees, acknowledges and certifies that the foregoing Operating Agreement constitutes the Operating Agreement of ISLE OF CAPRI BETTENDORF, L.C. adopted by the Member of the Company on the day and year first written above.

COMPANY:                              MEMBER:

ISLE OF CAPRI BETTENDORF, L.C.        LADY LUCK GAMING CORPORATION


By /s/ Bernard Goldstrein             By /s/ Alain Uboldi
   --------------------------------      ---------------------------------------
   Bernard Goldstrein, CEO of            Alain Uboldi
   Isle of Capri Casinos, Inc.,          President & Chief Operating Officer
   Its Manager

                                   EXHIBIT "B"

                                              Membership
      Name and Address                         Interest
      ----------------                         --------

LADY LUCK GAMING CORPORATION                     100%